EX-3.1

                                   Exhibit 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                             KIT KARS0N CORPORATION


KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned, over the age of eighteen YEARS, have this day voluntarily subscribed the following articles for the purpose of forming a corporation under the laws of the State of Washington and hereby certify:

        FIRST:       That the name of this shall be KIT KARSON CORPORATION.

        SECOND:      The duration of this corporation shall be perpetual.

        THIRD: The purposes for which this corporation Is formed is as follows:

        (1) To locate, patent, purchase, lease, exchange, trade for, or otherwise acquire and to hold, own, use, operate, work extend, improve and develope and to sell, exchange, assign, transfer, mortgage, lease or otherwise dispose of whole or in part and whereever situated mining rights and claims, water, water rights, ditches, reservoirs, oil and gas properties and interests therein or anything suitable or convenient for any purpose of this business; to quarry, mine, drill, excavate, produce, purchase, lease, prospect for, claim and otherwise acquire and to process, refine and develop, sell, exchange, trade, deal in and with and dispose of mines, minerals, rare earths and any mineral substances, ores and properties of every kind and any of the concentrates or by-products therefrom, and to do any and all things Incidental thereto or necessary, expedient or proper to be done in connection with the acquisition, explorat ion, development, sale and working of mining claims and interests therein.

        (2) To construct buildings and to engage in any other commercial, industrial, and agricultural enterprise calculated or designed to be profitable to this corporation and in conformity with the laws of the United States, the State of Washington, and any other states in which the corporation shall do business.

        (3) To generally engage in, do and perform any enterprise, act or vocation that a natural person might or could do or perform.

        (4) To engage In the manufacture, sale, purchase, importing AND exporting of merchandise and personal property of all manner and description, to act as agents for the purchase, sale, and handling of goods, wares, and merchandise of any and all types and descriptions for the accounts of the corporat ion or as factor, agent, procurer or otherwise for or on behalf of another.

         (5) Generally to carry out all or any of the said objects for which the Company is established, in any part of th~ world, and either alone or in conjunction with any other company or companies, person or persons, firm or firms, at the discretion of the directors and as the directors may decide.

        AND IT IS HEREBY DECLARED THAT In the interpretation of this clause, the meaning of any of the objects of the Company shall not be restricted by reference to or inference from any other object or the name of the Company, or by the juxtaposition of two or more objects, and that in the event of any ambiguity, this clause shall be construed In such manner as to widen and not to restrict the powers of the Company.

        (6) To pay the expenses of and preliminary and incidental to the formation, establishment and registration of this corporation.

        FOURTH:   The capitalization of the Company shall be divided into
15,000,000 shares of no par value common nonassessable stock. Each and every share of said stock shall have the same rights and privileges as those enjoyed by each and every other of said share; however, the shareholders of this corporatIon shall not have pre--emption rights to acquire additional shares offered for sale by the corporation.

        FIFTH:    The amount of paid-in capital with which the corporation
shall commence business Is $500.00.

        SIXTH:    The Board of Directors of this corporation shall have the
power and authority from time to time to authorize the sale of and to sell, for cash or otherwise, all or any portion of the unissued and/or of the treasury stock of this corporation without said stock or any thereof being first offered to the shareholders of this corporation, Including forward split-ups of stock.

        SEVENTH: The Board of Directors of this corporation shall at any regular or special meeting of the Board, have power and authority to repeal and/or amend any or all of the By-Laws of this corporation, and/or to adopt new By-Laws, a majority vote of said directors being required for the exercise of such power. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter, amend or repeal the By--Laws.

        EIGHTH:   The principal place of business of this corporation shall
be 308 Peyton Building, Spokane, Washington 99201, at which place this corporation shall maintain its registered office; and the registered agent of the corporation will be at 308 Peyton Building, Spokane, WashIngton 99201, and will be Patrick H. Shelledy.

        NINTH:    The first directors, their post office addresses and are as follows:


         Name of Director          P.O. Address               Term of Office
         ----------------          ------------               --------------

         Dan Bagdanov              S. 4331 Farr Road          From the date
                                   Spokane, WA. 99206         hereof until the
                                   (509) 624-3197             first annual meeting

         Ron Armacost              S. 2120 Herald Road        From the date
                                   Spokane, WA 99206          hereof until the
                                   (509) 535-7701             first annual meeting

         Robert G. "Bob' Dolor     N. 1416  Bensic            From the date
                                   Spokane, WA  99206         hereof until the
                                   (509) 926-1775             first annual meeting

        TENTH:    The number of directors of this corporation shall be fixed from time to time by the By-Laws, but the Board of Directors shall not consist of less than three (3) members and it shall not consist of more than seven (7).

        The directors shall he elected annually and shall serve until the election and qualification of their successors. Thc directors who are to serve for the first corporate year shall be selected by the incorporators at the time they organize.

        ELEVENTH: The directors of this corporation shall have the power and authority to enter Into those contracts or franchises, and execute those documents and conduct that business which they shall deem to BE in the best interest of time corporation.

        TWELFTH: This corporation reserves time right to amend, alter, change, or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders of this corporation are granted subject to this reservation.

      THIRTEENTH: This corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholders and with corporations, associations, firms and entities in which they are or may be or become interested as directors, officers, shareholders, members, or otherwise, as freely as though such adverse interests did not exist, even though the vote, actions, or presence of such director, officer or shareholder may be necessary to obligate the corporation upon such contracts or transactions; and in the absence of fraud, no such contract or transactions shall be avoided and no such director, officer, or shareholder shall be held liable to account to the corporation, by reason of such adverse interests or by reason of any fiduciary relationship to the corporation arising out of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction; provided that In the case of directors and officers of the corporation (but not IN the case of shareholders who are not directors or officers) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be disclosed or known to the Board of Directors of this corporation, at the meeting thereof at which such contract or transaction Is authorized or confirmed. A general notice that a director or officer of the corporation Is interested in any corporation, association, firm or entity shall be sufficient disclosures as to such director or officer with respect to all contracts and transactions.

     FOURTEENTH: Without limiting the general or implied powers of the Board of Directors, such Board shall be authorized to adopt By-Laws expressly indemnifying Directors against claims made against them for and on account of their acts as directors, which indemnification, shall be upon such terms and conditions as determined by the Board, subject to any limitations imposed by statute.

        The first directors of this corporation shall he three In number and their post office addresses are as follows:

        Name                                           Addresses
        ----                                           ---------
        See Ninth Paragraph

        The term of the first Directors shall be until the first annual meet ~ of the stockholders to be held Second Friday in March, 1979 and until their successors are elected and qualified, EXCEPT By-Laws shall specify annual meetings.

         FIFTEENTH: The name and post office address of the incorporator of this corporation is as follows;

         Name Of Incorporator                          P.O. Address
         --------------------                          ------------
         Patrick H. Shelledy                           308 Peyton Building
                                                       Spokane, WA 99201

         IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of January, 1979

        STATE OF WASHINGTON )
                            ) ss         o/s  PATRICK H. SHELLEDY
        County of Spokane   )

               On this 30th day of January, 1979, personally appeared before me PATRICK H. SHELLEDY, to me known to be the Individual in and who executed the within and foregoing instrument, and acknowledged that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.

        GIVEN UNDER MY HAND and official seal this _____________
        ________________ 30th day of January, 1979.

                                           o/s Marsha H. Lopez

                                           -----------------------------------
                                           NOTARY PUBLIC In and for the State
                                           of Washington, residing at Spokane

                              ARTICLES OF AMENDMENT
                       OF THE ARTICLES OF INCORPORATION OF
                             KIT KARSON CORPORATION
JUL 7,1999


Articles of Amendment to the Articles of Incorporation of the Kit Karson Corporation are herein executed by said Corporation as follows:

          (1) The name of the Corporation is Kit Karson Corporation.

          (2) The Amendment to the Articles of Incorporation of said Corporation is as follows: FIRST Article is hereby amended to state as follows:

              FIRST:       That the name of this shall be Ness Energy
International, Inc.

          (3) The date of the adoption of said Amendment by the Board of Directors said Corporation is June 17, 1999. Shareholders action was not required.

DATED this 22nd day of June 1999.


ATTEST                                         KIT KARSON CORPORATION


o/s_________________________                   o/s__________________________
   Mary Gene Stephens                          Hayseed Stephens
   Secretary                                   President

STATE OF TEXAS

          SUBSCRIBED before me a Notary Public in and for the State of Texas on this 22nd day of June, 1999.

                                               o/s_________________________
                                               Notary Public

                                               My appointment expires 10/23/02

                              ARTICLES OF AMENDMENT
                        OF THE ARTICLES OF INCORPORATION
                            OF KIT KARSON CORPORATION

Articles of Amendment to the Articles of Incorporation of the Kit Karson Corporation are herein executed by said Corporation as follows:

         (1) The name of the Corporation is Kit Karson Corporation.

         (2) The Amendment to the Articles of Incorporation of said Corporation is as follows: Article FOURTH is hereby amended to state as follows:

             FOURTH, the Capitalization of the Company shall be divided into 200,000,000 shares of no par value common nonassessable stock and 10,000,000 shares of preferred stock, $0.10 par value, of as many classes as are permitted under the laws of the stale of Washington. Each and every share of said stock shall have the rights and privileges as those enjoyed by each and every other of said share; however, the shareholders of this Corporation shall not have pre-emption rights to acquire additional shares offered for sale by the Corporation.

         (3) The date of the adoption of said Amendment by the shareholders of said Corporation is March 6, 1998.

         (4) The number of shares outstanding of said Corporation is 49,959,356 shares.

         The number of shares entitled to vote on said Amendment was 49,959,356.

         (5) The number of shares voted for and against said Amendment respectively were as follows:

                  For Amendment                             30,525,734 shares
                  Against Amendment                            163,000 shares
                  Abstain                                       36,000 shares

Dated:         June 26, 1998

                           THE KIT KARSON CORPORATION
                           By o/s Hayseed Stephens
                              ---------------------------
                              Hayseed Stephens, President

                           By o/s Mary Gene Stephens
                              ---------------------------

STATE OF TEXAS

                   SUBSCRIBED before me a Notary Public in and for the State of Texas on this 26th day of June, 1998.

                              o/s Debra A. Means
                              ----------------------------
                              Notary Public

                                             My appointment expires 1-6-2001

                              ARTICLES OF AMENDMENT
                        OF THE ARTICLES OF INCORPORATION
                            OF KIT KARSON CORPORATION

                                      ****

               Articles of Amendment to the Articles of Incorporation of the Kit Karson Corporation are herein executed by said Corporation as follows:

               (1)     The name of the Corporation is Kit Karson Corporation.

               (2) The Amendment to the Articles of Incorporation of said Corporation is as follows: Article FOURTH is hereby amended to state as follows:

                       FOURTH, the Capitalization of the Company shall be
               divided into 50,000,000 shares of no par value common nonassessable stock. Each and every share of said stock shall have the rights and privileges as those enjoyed by each and every other of said share; however, the shareholders of this Corporation shall not have pre-emption rights to acquire additional shares offered for sale by the Corporation.

               (3) The date of the adoption of said Amendment by the shareholders of said Corporation is March 17, 1981.

               (4) The number of shares outstanding of said Corporation is 2,297,500 shares.

                        The number of shares entitled to vote on said Amendment was 2,297,500.

               (5) The number of shares voted for and against said Amendment respectively were as follows:

                        For Amendment                      1,536,500 shares

                        Against Amendment                       0    shares



Dated: April  22, 1981


                                          THE KIT KARSON CORPORATION




                                           By o/s Arthur Sykes Jr.
                                              -----------------------------
                                           ARTHUR SYKES, JR., President

                                           By o/s Pearl I. Hummel
                                              -----------------------------
                                           PEARL I. HUMMEL, Asst. Secretary


STATE OF KANSAS) ss

         SUBSCRIBED before me a Notary Public in and for the State of Kansas on this 22 day of April, 1981.
                                           o/s PATRICIA L. GOERING
                                           --------------------------------
                                                    Notary Public

                                           My appointment expires 6/03/84